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                                                                Exhibit 10(a)(l)


                               WASATCH FUNDS, INC.

                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

I.    COVERED OFFICERS/PURPOSE OF THE CODE

      This Code of Ethics (the "Code") shall apply to Wasatch Funds, Inc.'s (the "Company") Principal Executive Officer and Principal Financial Officer (the "Covered Officers," each of whom is named in Exhibit A attached hereto), consistent with and in furtherance of their fiduciary duties, and for the purpose of promoting:

      - honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      - full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Company;

      - compliance with applicable laws and governmental rules and regulations;

      - the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

      -     accountability for adherence to the Code.

      Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. COVERED OFFICERS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT CONFLICTS OF INTEREST

      OVERVIEW. A "conflict of interest" occurs when a Covered Officer's private interest has the potential to interfere with the interests of, or his or her service to, the Company. For example, a conflict of interest would arise if a Covered Officer, or a member of his or her family, receives improper personal benefits as a result of his or her position with the Company. Covered Officers must avoid conduct that conflicts, or appears to conflict, with their duties to the Company. All Covered Officers should conduct themselves such that any reasonable observer would have no grounds for belief that a conflict of interest has not been appropriately addressed and resolved. Covered Officers are not permitted to self-deal or otherwise to use their positions with the Company to further their own or any other related person's business opportunities.

      This Code does not, and is not intended to, repeat or replace the programs and procedures or codes of ethics of the Company's investment advisor.


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      Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Company and its investment advisor and administrator of which the Covered Officers may be officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Company, the investment advisor or the administrator), be involved in establishing policies and implementing decisions that will have different effects on the service providers and the Company. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Company and its service providers and is consistent with the performance by the Covered Officers of their duties as officers of the Company. Thus, if performed in conformity with the provisions of the Investment Company Act of 1940, as amended ("Investment Company Act") and the Investment Advisers Act of 1940, as amended, such activities will be deemed to have been handled ethically.

      The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should be properly disclosed to the Company and resolved by persons who do not have a personal interest.

                                     * * * *

 Each Covered Officer must not:

      - use his or her personal influence or personal relationship improperly to influence investment decisions or financial reporting by the Company whereby the Covered Officer would benefit personally;

      - cause the Company to take action, or fail to take action, for the improper personal benefit of the Covered Officer; or

      - retaliate against any other Covered Officer or any employee of the Company or its affiliated persons for reports that are made in good faith of actual or of potential violations by the Company or such affiliated persons of applicable rules and regulations.

  Each Covered Officer must discuss certain material conflict of interest situations with the Company's Audit Committee. Examples of such situations include:

      - service as a director on the Board of a publicly traded company held by a Wasatch Fund;

      - accepting directly or indirectly investment opportunities, gifts or other gratuities from individuals conducting or seeking to conduct business with the Company or the Company's investment advisor. However, Covered Officers may accept gifts from a single giver in aggregate amounts not exceeding $100, and may attend business meals, sporting events and other entertainment events at the expense of a


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            giver as long as the expense is reasonable and both the giver(s) and the Covered Officer(s) are present;

      - any direct or indirect ownership interest in, financial relationships with, or any consulting or employment relationship with, any of the Company's service providers; and

      - a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Company for effecting portfolio transactions or for selling or redeeming shares.

III.  DISCLOSURE AND COMPLIANCE

      - Each Covered Officer should familiarize himself or herself with the disclosure requirements generally applicable to the Company.

      - Each Covered Officer should not knowingly or negligently misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company's Board, Audit Committee and independent auditors, and to governmental regulators, self-regulators and self-regulatory organizations.

      - Each Covered Officer should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Company and its service providers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company.

      - It is the responsibility of each Covered Officer to promote and encourage professional integrity in all aspects of the Company's operations.

IV.   REPORTING AND ACCOUNTABILITY

      Each Covered Officer must:

      - upon adoption of this Code (or thereafter as applicable, upon becoming a Covered Officer), sign and return a report in the form of Exhibit B to the person named in Exhibit A affirming that he or she has received, read and understands the Code;

      - annually sign and return a report in the form of Exhibit C to the person named in Exhibit A affirming that he or she has complied with the requirements of the Code; and

      - notify the Company's Audit Committee promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code.


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      The Company's Audit Committee is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation including any approvals or waivers sought by the Covered Officers.

      The Audit Committee will follow these procedures in investigating and enforcing this Code:

      - The Audit Committee will take all appropriate actions to investigate any potential violations reported to the Committee.

      - If, after such investigation, the Audit Committee believes that no violation has occurred, the Audit Committee is not required to take any further action.

      - Any matter that the Audit Committee believes is a violation of this Code will be reported to the full Board.

      - If the Board concurs that a violation has occurred, it will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to the appropriate personnel of the investment advisor, administrator or its board; and possible dismissal of the Covered Officer as an officer of the Company.

      - The Audit Committee will be responsible for granting waivers of provisions of this Code, as appropriate.

      - Any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.    OTHER POLICIES AND PROCEDURES

      This Code shall be the sole code of ethics adopted by the Company for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Company or the Company's investment advisor govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Company's and the investment advisor's code of ethics under Rule 17j-1 under the Investment Company Act and the investment advisor's other policies and procedures are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.   AMENDMENTS

      Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of independent directors.


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VII.  CONFIDENTIALITY

      All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Company's Board or Audit Committee.

VIII. INTERNAL USE

      The Code is intended solely for internal use by the Company and does not constitute an admission, by or on behalf of Company, as to any fact, circumstance or legal conclusion.


Date:  August 27, 2003


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                                    EXHIBIT A


Persons Covered by this Code of Ethics:

      Samuel S. Stewart, Jr. (Principal Executive Officer)
      Venice F. Edwards (Principal Financial Officer)


Recipient of reports under Article IV

      Angela M. Palmer (Senior Compliance Administrator, Wasatch Advisors, Inc.; and Chairman of Disclosure Committee, Wasatch Funds, Inc.)


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                                    EXHIBIT B

                           INITIAL CERTIFICATION FORM


      This is to certify that I have read and understand the Code of Ethics for Principal Executive and Senior Financial Officers of Wasatch Funds, Inc., dated _______________, and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.


      Please sign your name here:
                                    --------------------------------------------

      Please print your name here:
                                    --------------------------------------------

      Please date here:
                        --------------------------------------------------------


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                                    EXHIBIT C

                            ANNUAL CERTIFICATION FORM


      This is to certify that I have read and understand the Code of Ethics for Principal Executive and Senior Financial Officers of Wasatch Funds, Inc. dated _______________, (the "Code") and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

      This is to further certify that I have complied with the requirements of the Code during the period of _____________ through ______________.

      Please sign your name here:
                                    --------------------------------------------

      Please print your name here:
                                    --------------------------------------------

      Please date here:
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